February 25, 2013

Notice of Fourth Quarter and Full Year 2012 Financial Results Investor Call

SquareTwo Financial will host a conference call on Friday, March 1st, 2013 at 10:30am Eastern Time to discuss the financial results for the fourth quarter and full year ended December 31st, 2012. The telephone number for domestic participants is (877)-522-6079. The telephone number for international participants is (706)-643-6127. Please dial in five to ten minutes prior to the start of the call. The confirmation number for domestic and international participants is 98172975.

Our fourth quarter and full year results and Financial Results Presentation will be released on March 1st at approximately 7:00am Eastern Time, under the header of About Us on the Investor Relations section of our Company website, www.squaretwofinancial.com. Please download our fourth quarter and full year 2012 Financial Results Presentation from our website that will be used during the conference call. A replay of the conference call will also be available shortly after the call on the Company's website.

Please direct all inquiries to the Company's Investor Relations department by sending an email to ir@squaretwofinancial.com or calling our investor relations hotline at 303-713-2266.

About SquareTwo Financial
SquareTwo Financial is a leader in the $100 billion asset recovery and management industry. Through its award-winning technology and unique Partner Network, SquareTwo Financial creates a more effective way for companies and consumers to resolve their debt commitments. Fortune 500 companies in the banking, credit card, and health care industries trust SquareTwo Financial to manage their debt portfolios. The company’s national network of legal partners assists consumers and businesses in fulfilling their financial promises, helping individuals improve their credit profiles and become valuable participants in the economy. Since 1994, SquareTwo Financial has helped nearly 2 million consumers and businesses make progress on their financial obligations. SquareTwo Financial is based in Denver, Colo. Visit www.squaretwofinancial.com for more information.